================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Mikohn Gaming Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

                           MIKOHN GAMING CORPORATION
                           1045 Palms Airport Drive
                            Las Vegas, Nevada 89119


                              April 19, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of your Company, which will be held at the Monte Carlo Resort & Casino, 3770 Las Vegas Boulevard South, Las Vegas, Nevada on May 9, 2000 at 10:00 a.m. Pacific Daylight Time. A sign in the lobby will direct you to the meeting room. We hope that you will be able to attend the Annual Meeting in person and we look forward to seeing you.

     At the Annual Meeting, stockholders will elect two Class 2 Directors to serve for terms of three years or until their successors are elected and qualified, and will act upon the other matters mentioned in the Notice of Annual Meeting and in the Proxy Statement accompanying this letter. We respectfully urge you to give your prompt attention to these matters.

     You may attend the meeting and vote your shares in person if you wish. If you intend to vote your shares in person, please see the last paragraph of the accompanying Notice of Annual Meeting of Stockholders regarding the proxy you will need to obtain if your shares are held in street name.

     Irrespective of whether you plan to attend in person, it is important that your shares be represented. We urge you to date, sign and return the enclosed proxy even if it is your present intention to attend the meeting and vote your shares in person because then your shares will be voted even if your plans change and you do not attend the meeting. Accordingly, after reviewing the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return the enclosed Proxy in the postage paid envelope at your earliest convenience.



                              Sincerely,

                              /s/ David J. Thompson

                              David J. Thompson
                              Chairman of the Board, President and
                              Chief Executive Officer

                           MIKOHN GAMING CORPORATION
                           1045 Palms Airport Drive
                                P. O. Box 98686
                         Las Vegas, Nevada 89193-8686
                        ________________________________
                                 (702) 896-3890


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, May 9, 2000

     The 2000 Annual Meeting of Stockholders of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), will be held at the Monte Carlo Resort & Casino, 3770 Las Vegas Boulevard South, Las Vegas, Nevada, on Tuesday, May 9, 2000 commencing at 10:00 a.m. Pacific Daylight Time. A sign in the lobby will direct you to the room in which our meeting will be held.

     We will consider the following matters:

     1. The election of two Class 2 directors to hold office until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified.

     2. Amending the Articles of Incorporation to change the name of the Company to MIKOHN CORPORATION.

     3. Amending the Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock from 20 million to 100 million.

     4. Amending the Employee Stock Option Plan in certain respects as set forth in the Proxy Statement.

     5. Amending the Director Stock Option Plan in certain respects as set forth in the Proxy Statement.

     6. Acting upon such other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

     Only stockholders of record on the books of the Company at the close of business on March 13, 2000 are entitled to vote at the Annual Meeting and any adjournment or postponement of the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU HOLD. IRRESPECTIVE OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     You may attend the Annual Meeting and vote your shares in person even if the Company has already received your signed proxy at the date of the meeting. However, if your shares are held in the name of your stockbroker or another nominee and you decide to vote your shares in person, you must get a proxy signed by your nominee and bring it with you to the meeting.

                            By Order of the Board of Directors

                            /s/ Charles H. McCrea, Jr.

                            Charles H. McCrea, Jr.
                            Secretary
Las Vegas, Nevada
April 19, 2000

                           MIKOHN GAMING CORPORATION
                           1045 Palms Airport Drive
                                P.O. Box 98686
                         Las Vegas, Nevada 89193-8686
                                (702) 896-3890
                        ______________________________

                                PROXY STATEMENT
                                APRIL 19, 2000
                        ______________________________

                        ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, May 9, 2000

     This Proxy Statement and the accompanying Proxy were mailed on or about April 19, 2000, to all holders of record of the $.10 par value common stock ("Common Stock") of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), as of the close of business on March 13, 2000.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting") and at any and all adjournments or postponements. You may revoke your Proxy at any time prior to its use by (i) providing a written revocation to the Secretary of the Company, (ii) executing and delivering a later dated Proxy or (iii) attending the Annual Meeting and informing Company officials that you wish to vote in person. A stockholder who holds shares in street name and who decides to vote his shares in person at the Annual Meeting must obtain from his broker or other nominee a proxy naming him as the person authorized to vote the shares. Shares represented by a valid Proxy will be voted as instructed by the stockholder. In the absence of any contrary instructions, shares represented by signed and otherwise valid Board proxies will be voted (i) for the election of the nominees for Directors named therein,
(ii) in favor of amending the Company's Articles of Incorporation to change its name to MIKOHN CORPORATION, (iii) in favor of amending the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 20 million to 100 million shares, (iv) in favor of amending the Employee Stock Option Plan by allocating to it 500,000 additional shares of Common Stock, (v) in favor of amending the Director Stock Option Plan by allocating to it 150,000 additional shares of Common Stock and (vi) in the discretion of the named and acting proxy with respect to any other matter properly presented for consideration at the Annual Meeting.

     Only holders of record of the Company's Common Stock at the close of business on the record date, March 13, 2000 are entitled to notice of and to vote at the Annual Meeting. On the record date there were outstanding 10,891,515 shares of Common Stock not including 19,113 treasury shares. Treasury shares can be neither voted nor counted for any purpose at the Annual Meeting.

     The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with the election of a Director to each of the open Board positions, and one vote in respect of each other matter submitted for stockholder consideration. The two candidates for Director who receive the most votes will be elected. A majority of a quorum is sufficient to approve or disapprove any other item on the agenda. All shares represented at the Annual Meeting are counted for the purpose of ascertaining the presence of a quorum. It follows that shares present but not voted as to any matter other than the election of Directors (either by shareholders present in person and declining to vote or present by proxy containing instructions not to vote) are in effect voted against any such matter and may cause it to be disapproved.

     The Directors and executive officers of the Company, who among them own beneficially and/or have voting power with respect to approximately 47.6% percent of the Company's outstanding Common Stock (see "PRINCIPAL STOCKHOLDERS" below), intend to vote their shares FOR both of the Class 2 candidates for Director named below, in favor of each of items 2, 3, 4 and 5 in the Notice of Annual Meeting, and according to their best judgment as to any other matter properly brought before the meeting.

AGENDA ITEM NO. 1

                             ELECTION OF DIRECTORS

     The Board is comprised of seven directors divided among three classes, as follows:

     Class 1  -  The Class 1 Directors are David J. Thompson and John K.
     -------
                 Campbell. They are serving three-year terms scheduled to expire at the 2002 annual meeting.

     Class 2  -  The Class 2 Directors are James E. Meyer and Douglas M.
     -------
                 Todoroff. They are serving terms that expire at the 2000 Annual Meeting. Messrs. Meyer and Todoroff are the Board candidates for election to three-year terms scheduled to expire at the 2003 annual meeting.

     Class 3     The Class 3 Directors are Terrance W. Oliver, Dennis A. Garcia
     -------
                 and Bruce E. Peterson. They are serving terms scheduled to expire at the 2001 annual meeting and every three years thereafter.

     At the Annual Meeting on May 9, 2000 only the Class 2 Directors - Mr. Meyer and Mr. Toderoff - will stand for election.

     Except in cases of death, disability or resignation, Directors serve until the end of their nominal terms or until their respective successors are elected and qualified, whichever is later.

     The Board recommends a vote for each of the Class 2 Directors nominated. Should a vacancy occur prior to the Annual Meeting for any reason (none is anticipated), the named proxy acting for the Board will vote for a substitute nominee designated by the Board.

     Following is a list of the current Directors and executive officers of the Company.


      Name                 Age                     Position
      ----                 ---                     --------

David J. Thompson          56     Chairman of the Board, President and Chief
                                    Executive Officer
John K. Campbell (1)       70     Director and Chairman of Audit Committee
Dennis A. Garcia           54     Director and Executive Vice President -
                                    Proprietary Games
Terrance W. Oliver         50     Director
Bruce E. Peterson          52     Director
Douglas M. Todoroff (1)    53     Director and Chairman of Compensation
                                    Committee
James E. Meyer             45     Director
Charles H. McCrea, Jr.     50     Executive Vice President, General Counsel and
                                    Secretary
Donald W. Stevens          59     Executive Vice President, Chief Financial
                                    Officer and Treasurer
Louie D. Peyton            50     Executive Vice President - Operations
Robert Smyth               46     Executive Vice President - Marketing and Sales
                                     (resigned effective March 31, 2000)

(1) Member of the Audit and Compensation Committees

Nominees for Election to a Three Year Term Ending at the 2003 Annual Meeting.

     Douglas M. Todoroff has served as a Director of the Company since December
     -------------------
1993. He has been president of Mercier Management Company since November 1993, was senior vice president-manager of commercial lending with Bank of America Nevada from 1992 to 1993 and was executive vice president and senior credit officer of its predecessor, Valley Bank of Nevada, from 1981 to 1992. He is chairman of the Compensation Committee of the Board.

     James E. Meyer was appointed on February 9, 1999 to fill a Class 2 vacancy
     --------------
on the Board. Since January 1997 he has served as executive vice president of Thomson Consumer Electronics, the world's fourth largest manufacturer of consumer electronic products. Mr. Meyer has served Thomson and its predecessor, General Electric Company, in numerous and successively more responsible capacities since 1985. Thomson, based in Indianapolis, Indiana, has 30 production facilities in 17 countries and has more than 50,000 employees worldwide. At Thomson, Mr. Meyer oversees the development of products and management of product lines generating annual revenues in excess of $4.5 billion. He also is a director of Gemstar Development Corporation (NASDAQ:GMST)
                                                                          ----
located in Pasadena, California.

Directors Continuing in Office Until the 2001 Annual Meeting

     Dennis A. Garcia has been a Director since December 1993, and was Vice
     ----------------
President-Sales, Casino Signs Division of the Company, from November 1993 to 1996. Since 1996, Mr. Garcia has served as Executive Vice President - Proprietary Games. From 1985 until joining the Company in 1993, Mr. Garcia was president and director of sales of Casino Signs North, Inc. ("CSN"), and from 1990 until joining the Company he also was president of A&D Sign Manufacturing, Inc. ("A&D"). Both CSN and A&D served as distributors of the Company's products and were merged into the Company in November 1993. Mr. Garcia was a founder of both CSN and A&D and served as a director of both corporations from their inception.

     Bruce E. Peterson has been a Director of the Company since December 1993,
     -----------------
and was Vice President-Production from November 1993 (Executive Vice President since March 1996) until his retirement as an officer effective December 31, 1996. Prior to joining the Company, Mr. Peterson was president and a director of Peterson Sign Art, Inc. and a general partner of its predecessor since 1979. Peterson Sign Art, Inc. was a distributor of the Company's products and was merged into the Company in November 1993.

     Terrance W. Oliver has been a Director of the Company since 1988, and
     ------------------
served as Chairman of the Board of Directors of the Company from 1988 to September 1993. Mr. Oliver served in various executive capacities at nine casino properties from 1973 - 1996 when he retired as chief operating officer of Fitzgeralds Gaming Corporation. He currently serves on the board of managers of Peninsula Gaming Partners, LLC, which operates the Diamond Jo Casino in Dubuque, Iowa. Because of Mr. Oliver's extensive experience in casino management, in 1996 the Company retained him as a consultant to assist it in new product development. In 1999 the Company paid Mr. Oliver approximately $42,829 for his services as a consultant, which was in addition to all amounts paid to him for his services as an outside director.

Directors Continuing in Office Until the 2002 Annual Meeting

     David J. Thompson has been Chief Executive Officer of the Company since
     -----------------
1988, was appointed Chairman of the Board of the Company in September 1993 and was appointed President in September 1998. He served as Chief Financial Officer of the Company from 1988 to September 1993, and from August 1995 to June 1996. From 1977 to 1988, Mr. Thompson was in private practice as a certified public accountant in Reno and Las Vegas, Nevada, serving a number of clients involved in the gaming industry. From 1973 to 1976, Mr. Thompson served as a consultant to various gaming industry clients in Las Vegas and Reno. He was an executive with Harrah's (predecessor to Harrah's Entertainment, Inc.) from 1969 to 1973.

     John K. Campbell has served as a director of the Company since December
     ----------------
1993. From 1986 until February 1995, Mr. Campbell served as a director of Sahara Gaming Corporation (formerly Sahara Resorts) and of various Sahara subsidiary corporations. He is president of Sportco Sporting Goods, Inc., a retail sporting goods store. Mr. Campbell was self employed as a consultant from 1986 to 1989 and was vice president/finance and treasurer of the MGM Grand Hotel from 1972 until 1986. He is chairman of the Audit Committee of the Board.

Executive Officers of the Company

     Biographical information on the executive officers of the Company who are not Directors is set forth below. There are no family relationships between any Director or executive officer and any other Director or executive officer. All executive officers serve at the pleasure of the Board; however, the Company has an employment contract with each of them, and the Company would incur certain financial penalties should it terminate any such employment contract without good cause.

     Charles H. McCrea, Jr.,  Executive Vice President - General Counsel and
     ----------------------
Secretary since 1996, has served as an executive officer of the Company since 1994. For more than ten years prior to his employment by the Company in 1994, he was a partner in Lionel, Sawyer & Collins, a Nevada law firm with offices in Las Vegas and Reno. He is admitted to practice law in Nevada and California.

     Donald W. Stevens has been Executive Vice President, Chief Financial
     -----------------
Officer and Treasurer since June 1996. From 1981 to 1996 Mr. Stevens was the owner and president of Orange Torpedo Trips Inc., Grants Pass, Oregon. From 1971 to 1981 he held several positions with Harrah's. He was serving as Treasurer and Controller of Harrah's at the time he resigned to establish his excursion business.

     Louie D. Peyton has served as a vice president of the Company since
     ---------------
January, 1997 and as Executive Vice President - Operations since March 1999. Prior to his employment by the Company, he served in 1996 as a consultant to Aura Systems of El Segundo, California; was employed from 1992 to 1996 by Harman Manufacturing, Northridge Manufacturing Group, Northridge, California where he advanced to the position of vice president - operations; served from 1989 to 1992 as director of quality assurance at TRW Vehicle Safety Systems, Inc. in Mesa, Arizona; served from 1985 to 1989 as director of quality assurance at ITT Corporation, ITT Automotive, Inc. in Southfield, Michigan; and served from 1981 to 1985 successively as reliability/quality manager and manufacturing engineering manager at Rockwell International in Ashtabula, Ohio.

     Robert Smyth was elected a vice president of the Company in November, 1998
     ------------
and Executive Vice President - Marketing and Sales in March, 1999. He was employed from 1996 to 1998 in the United Kingdom at Centron International, where he was managing director, and from 1983 to 1996 at Network Systems Corporation in Minneapolis, Minnesota, where he advanced to the position of director of European marketing and product development. Mr. Smyth resigned effective March 31, 2000.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company's Board of Directors held four meetings in 1999. All directors attended all meetings. Other business was handled from time to time by unanimous written consent.

     The Board has an Audit Committee and a Compensation Committee. There is no nominating committee. Committee members are appointed by the full Board. In 1999 both the Audit Committee and the Compensation Committee were comprised of Directors Campbell and Todoroff, both of whom are outside directors.

     The Audit Committee, chaired by Director Campbell, is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits, the selection of the Company's independent public accountants and such other matters relating to the Company's financial and accounting affairs as the Audit Committee may in its discretion choose to address. The Audit Committee met twice during 1999 and all members attended both meetings.

     The Compensation Committee, chaired by Director Todoroff, is responsible for monitoring the performance of the Company's executive officers, passing upon salaries, bonuses and other compensation for the Company's executive officers, and administering the Company's Stock Option Plan. The Compensation Committee met three times in 1999 and all members attended both meetings. Routine matters were handled on occasion by unanimous written consent.

     Each director who is not an employee of the Company receives a monthly stipend of $1,000, a fee of $2,000 for each Board and Board committee meeting attended and reimbursement for reasonable expenses. In addition, each such director receives each year, immediately following the Annual Meeting, a ten year option (vesting as to one-third of the optioned shares, cumulatively, on each of the first three anniversaries of each grant) to purchase at 100% of the fair market value at the date of grant 5,000 shares of Company Common Stock plus 1,000 shares for each year he has served as a director. Directors who are not employees of the Company may participate in the Company's executive medical plan. Directors who are employees of the Company do not receive additional compensation for their services as Directors.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The Summary Compensation Table below sets forth for the fiscal years ended December 31, 1999, 1998 and 1997 information regarding compensation paid to the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company in fiscal 1999.

                          Summary Compensation Table

                                                                                      Long-Term
                                                                                    Compensation
                                                                                      Awards/
                                                                                      Number of           All Other
                                                        Annual Compensation       Shares Underlying      Compensation
                                                        -------------------
 Name and Principal Position            Year        Salary ($)(1)  Bonus($)(1)       Option (2)             ($)(3)
 ---------------------------            ----        -------------  -----------       ----------            --------
David J. Thompson                       1999          $434,327     $225,207              80,000             $2,881
  Chairman, President and CEO           1998           388,132       20,974 (6)                              1,184
                                        1997           377,796      156,767 (4)          80,000              2,206

Dennis A. Garcia                        1999           258,163                                               1,757
  Executive Vice President -            1998           259,229      106,000 (6)                              1,333
  Proprietary Games                     1997            263,33                           40,000              1,235

Charles H. McCrea, Jr.                  1999           320,373       20,000              40,000              2,500
  Executive Vice President              1998           277,363                           20,000              3,849
  General Counsel and Secretary         1997           267,310        5,000              40,000              1,089

Donald W. Stevens                       1999           214,483       42,595              40,000              2,933
  Executive Vice President,             1998           180,173        2,996 (6)                              2,552
  Treasurer and CFO                     1997           192,594       22,367              40,000                744

Louie D. Peyton                         1999           220,255                                               2,965
  Executive Vice President -            1998           161,285       32,200 (7)                                832
  Operations                            1997           136,829       22,500 (5)          60,000

Robert Smyth (8)                        1999           185,922
  Executive Vice President,             1998            19,869                           30,000
  Marketing and Sales

(1) The amounts in the Salary and Bonus columns include gross compensation earned for each named executive for each year shown. The amounts in the Salary column (i) include commissions, (ii) exclude the bonuses shown in the Bonus column, (iii) include certain Company paid personal benefits such as automobile allowances, memberships and dues in various organizations and family medical expenses (but in no case did the amount paid to or on behalf of any named executive officer in respect of such personal benefits exceed $50,000 of his compensation for any year shown) and (iv) include the Company matching contributions under the Employees' Investment Plan.

(2) No stock appreciation rights (SARs) ever have been granted by the Company. All stock options granted to the named executive officers in 1999 were granted at exercise prices not lower than the fair market value of the shares on the dates the grants were made. No Director and none of the named executive officers exercised any stock options in 1999. The Company has a stock purchase program in which all Directors and certain officers (including all of the executive officers listed in the Summary Compensation Table) are eligible to participate. Under the program, each person who elected to participate purchased 20,000 shares of restricted Common Stock at the closing price on October 30, 1997, the day after the program was adopted by the Board. Each participant borrowed from the Company the entire purchase price of the Common Stock he elected to buy. The Company, however, made no cash outlay because it retained the purchase price of all shares sold. The loan to each participant is represented by the participant's promissory note dated October 30, 1997, due October 30, 2002, bearing interest at the rate of 6.37% payable at maturity, and is secured by a pledge of all of the stock purchased. The participants are unconditionally liable for the amounts of their respective notes, so the Company has little risk and no cost under the program. Directors and named executive officers who elected to purchase stock under this program are Messrs. Garcia, Peterson, McCrea, Stevens and Peyton, each of whom purchased 20,000 shares of stock and executed a note to the Company in the amount of $113,740, which represented the entire purchase price.

(3) Amounts in the All Other Compensation column represent the employer contributions under the Company's 401(k) plan. These amounts are not included in any other column.

(4) The 1997 bonus paid to Mr. Thompson pursuant to his employment contract was based on the Company's 1996 results, accrued in 1996 and paid in 1997. Starting in 1997, the Company accrued and paid Mr. Thompson's bonuses on a quarterly basis.

(5)  Signing bonus paid pursuant to Mr. Peyton's employment contract.

(6)  Bonus paid in 1998 was earned in last quarter of 1997.

(7)  Discretionary bonus award based on job performance.

(8)  Mr. Smyth was hired in November 1998.

Employment Agreements and Change in Control Arrangements

     David J. Thompson.  In February 1999, the Company and Mr. Thompson entered
     -----------------
into an amendment to his 1988 employment agreement extending it through December 31, 2002 and providing for a base salary of $375,000 for 1999. His base salary increases by $20,000 in each succeeding year. Under his employment agreement Mr. Thompson receives a bonus equal to 5% of net pretax income (but in no case greater than $1,000,000) for each year, multiplied by a fraction the numerator of which is 9,802,611 and the denominator of which is the weighted average number of shares of Common Stock and Common Stock equivalents outstanding for such year as reflected in the Company's audited financial statements. If Mr. Thompson is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum termination payment equal to any unpaid base salary through the end of 2002 plus $1,000,000. In case of termination owing to disability, Mr. Thompson will receive full salary for six months following termination plus additional payments of $100,000 annually through December 31, 2002.

     Dennis A. Garcia.  Mr. Garcia has been an officer of the Company since
     ----------------
November 1993, and has served as Executive Vice President - Proprietary Games since 1996. Effective January 1, 2000 he entered into a new one-year employment agreement with the Company under which he will receive in 2000 a base annual salary of $160,000, plus a non-refundable draw against sales commissions of $120,000, plus commissions (paid quarterly after the draw is exhausted) that vary by product and sales volume.

     Charles H. McCrea, Jr.   The Company has an employment agreement extending
     ----------------------
through 2002 with Mr. McCrea, its Executive Vice President - General Counsel and Secretary. His base annual salary increased to $295,000 on January 1, 2000 and will increase to $315,000 on January 1, 2001 and to $335,000 on January 1, 2002. The Company is obligated to review Mr. McCrea's base salary annually (but is not obligated to increase it beyond the requirements of Mr. McCrea's employment agreement) and may pay him cash bonuses. In the event Mr. McCrea is terminated without good cause (as defined in his employment agreement) he will be entitled to a lump-sum termination payment equal to his base salary for the most recent calendar year, and his stock option rights will remain in full force and effect.

     Donald W. Stevens. The Company's employment agreement with Mr. Stevens, its
     -----------------
Executive Vice President, Treasurer and Chief Financial Officer, extends through December 31, 2002. This agreement provides for a base salary of $190,000 annually plus a cash bonus in each year equal to one-half of one percent of the net pre-tax income of the Company multiplied by a fraction, the numerator of which is 9,831,531 and the denominator of which is the weighted average number of shares of Common Stock and Common Stock equivalents (on a primary basis) outstanding for such year as reflected in the Company's financial statements.
In no case may his bonus in any year exceed $1,000,000. In the event Mr. Stevens is terminated without good cause (as defined in his employment agreement) he will be entitled to a lump-sum termination payment equal to his base salary for the most recent calendar year.

     Louie D. Peyton.  The Company's employment agreement with Mr. Peyton, its
     ---------------
Executive Vice President - Operations, provides for a base salary of $200,000 annually plus such bonuses as the Company may award based on performance. Assuming that business plan objectives are fully met, Mr. Peyton's target bonus is 30% of his base annual salary. The employment agreement is terminable by either party on thirty days written notice.

     Any termination of employment without good cause of Messrs. Thompson or Garcia must be approved by a five-sevenths vote of the Board. The employment agreements with Messrs. Thompson, Garcia, McCrea and Stevens provide that their employment agreements will not be prematurely terminated by any merger, consolidation, asset sale, dissolution or change in ownership of the Company, and that in the event of any such change (which term includes a merger or consolidation in which the Company is not the surviving corporation, a transfer of all or substantially all of its assets, a dissolution, or a change in Board composition in which Messrs. Thompson, Garcia, Peterson and Oliver no longer comprise a majority of the Board), they will not be bound by their covenants not to compete. With the exceptions just noted, all of the named executive officers are prohibited by their employment contracts from competing with the Company following termination of employment for various periods, the longest of which is two years.

AGENDA ITEM NO. 2
-----------------

             PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO CHANGE
                        THE NAME OF THE CORPORATION TO
                              MIKOHN CORPORATION
                              ------------------

     The Company seeks to expand its product and service lines to markets that are not exclusively gaming or gaming oriented. A wider variety of product and service offerings makes it desirable to eliminate from the Company's name the word "Gaming," which might suggest to some that the Company serves only the somewhat narrow gaming market. The name MIKOHN CORPORATION is universal in its application and forecloses the possibility that a potential customer would be hesitant to investigate the Company's offerings or consider doing business with it because of a misapprehension, based on the Company's name, that the Company serves only gaming industry customers.


AGENDA ITEM NO. 3
-----------------

              AMENDING THE ARTICLES OF INCORPORATION TO INCREASE
                  THE AUTHORIZED SHARES OF COMMON STOCK FROM
                           20 MILLION TO 100 MILLION

     At December 31, 1999, the Company had outstanding 10,780,039 shares of its Common Stock (net of treasury shares). In addition, it has 2,650,000 shares allocated to its employee and director stock option plans, and the Board foresees a need for and is proposing to allocate another 650,000 shares to these two plans (see Agenda Items Nos. 4 and 5). One million additional shares are allocated to the Employee Investment Plan, under which participating employees purchase stock from the Company monthly. The Company also has issued warrants to purchase its Common Stock to certain businesses from which the Company licenses proprietary property. The total of all shares outstanding at December 31, 1999, together with all shares allocated and proposed to be allocated for the various purposes specified above, was 15,615,039, which leaves only 4,384,961 unallocated shares of Common Stock for all future requirements. Given the time consuming process of amending the Articles of Incorporation, the Board concluded that the time has come to increase the authorized number of shares of Common Stock substantially, to the end that the Company will be in a position to act expeditiously should it come upon a business opportunity in which the issuance of a substantial number of new shares would be advantageous.


AGENDA ITEMS NOS. 4 AND 5
-------------------------

                   AMENDING THE COMPANY'S STOCK OPTION PLANS

     In 1993 the Company adopted two stock option plans to which authorized but unissued shares of its Common Stock are allocated. There is an Employee Stock Option Plan ("Employee Plan") under which stock options are issued to officers, employees and certain other persons. 2,400,000 shares have heretofore been allocated to the Employee Plan. There is also a Director Stock Option Plan ("Director Plan") under which stock options are granted only to non-employee directors, all of whom are ineligible to receive grants of stock options under the Employee Stock Option Plan. 150,000 shares have heretofore been allocated to the Director Plan.

Description of the Employee Plan

     Eligible Participants. Options to purchase shares of Common Stock may be granted under the Employee Plan to officers, including officers who are Directors (but not to non-officer Directors, who are covered by the Director
Plan), to other key employees, and to other persons who have a Relationship (as defined in the Employee Plan) with the Company. At December 31, 1999 there were 144 persons holding options granted under the Employee Plan.

     Classes of Options. Options granted under the Employee Plan may be either Incentive Options that meet the requirements of Section 422 of the Internal Revenue Code of 1986 or Non-Qualified Options that do not satisfy such requirements.

     Administration. The Employee Plan is administered by the Board's Compensation Committee, which is comprised of two outside Directors who are not and never have been officers or employees of the Company. The Compensation Committee determines and recommends, subject to approval by the full Board, eligible persons to whom grants are to be made, the number of shares to be covered by each grant and other terms and conditions including the date or dates of exercise (which cannot be more than ten years from the date the option is granted).

     Exercise Prices. The exercise price of Incentive Options may not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% of the fair market value in the case of persons owning beneficially more than 10% of the outstanding Common Stock). The exercise price of Non-Qualified Options may be set at such level as the Board determines. The fair market value of a share of Common Stock on any relevant date is the closing selling price per share on that date as reported by the applicable market or exchange.

     Exercise Dates. Options are exercisable at such times and in such amounts as the Compensation Committee may specify, but are typically for ten years and vest at the rate of 20%, cumulatively, beginning on the first anniversary of the grant.

     Termination of Options Prior to Expiration. An option held by an optionee who terminates service normally remains exercisable only during any limited post-service period specified in the grant or the Plan. The number of shares as to which an option is exercisable after cessation of service normally will not exceed the number of shares as to which it was exercisable on the date of cessation of service.

Description of Director Plan

     Except as noted below, the provisions of the Director Plan are in all material respects the same as the provisions of the Employee Plan.

     Eligible Participants. The only persons eligible to receive options under the Director Plan are non-employee members of the Board, of which there presently are five.

     Class of Options. Only Non-Qualified Options may be granted under the Director Plan.

     Administration of the Plan. The Director Plan is administered by the Board.

     Terms of Grants under Director Plan. The Board has little discretion in determining the terms of grants made under the Director Plan. The Director Plan specifies the number of shares that may be optioned to each eligible Director and the terms and exercise dates of the options, and these provisions cannot be changed without amending the Director Plan, which in turn requires shareholder approval. Each non-employee Director receives (i) an option covering 5,000 shares upon election to the Board, and (ii) in each succeeding calendar year at the adjournment of the annual meeting of stockholders, an additional option to purchase 5,000 shares plus 1,000 shares for each calendar year or portion thereof in which he or she shall have served as a non-employee member of the Board. The exercise price of each share covered by an option granted under the Director Plan must be 100% of the fair market value of the Common Stock on the date the option is granted. All options are exercisable, cumulatively, at the rate of one-third of the number of shares optioned each year, commencing in respect of each grant on the first anniversary date of that grant.

     Termination of Options Prior to Expiration. Any unexpired option of an optionee who ceases to be a member of the Board for any reason other than death or disability terminates at the earlier of 90 days after the date his or her directorship terminates or at the expiration date of the option. In case of an optionee's death or permanent disability, any unexercised options terminate at the earlier of one year after the date of such event or at the expiration date of the option.

Allocation of 500,000 Additional Shares to the Employee Plan (Agenda Item No. 4)

     Stockholders are urged to approve amending the Employee Plan to increase the total number of shares of authorized but unissued Common Stock allocated to it by 500,000 shares to a total of 2,900,000 shares. The Board believes that it will be handicapped in recruiting, adequately motivating and retaining the talented personnel the Company requires for its success if it does not have sufficient shares available for options under the Employee Plan.

Allocation of 150,000 Additional Shares to the Director Plan (Agenda Item No. 5)

     Stockholders also are urged to approve amending the Director Plan to increase the total number of shares of authorized but unissued shares of Common Stock to it by 150,000 shares to a total of 300,000. The number of shares currently available for grants under the Director Plan is insufficient to enable the Company to issue the director stock options it is obligated by the terms of the Director Plan to issue in the immediate future. The Director Plan is an important asset in enabling the Company to recruit outside directors who have the knowledge and experience to contribute materially to the Company's success.


              STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS IN 1999

     The table below sets forth the grants of stock options under the Employee Plan to each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 1999. The amounts shown for the named executive officers as potential realizable values of their respective options are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the per share exercise prices of the optioned shares during the full terms of the options. No gain in the value of the optioned shares is possible without a corresponding increase in the stock price that will benefit all stockholders in proportion to their holdings. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, are dependent on the future performance of the Common Stock. There can be no assurance that any potentially realizable values will be achieved.

                      Option/SAR Grants in Fiscal 1999
                               Individual Grants

                                                                                                           Potential
                                                                                                        Realizable Value
                                               % of Total                                               (Net of Cost) at
                              Number of         Options                                                  Assumed Annual
                               Shares         Granted to                                              Rates of Stock Price
                             Underlying      Employees in       Exercise                                 Appreciation
                               Options          Fiscal           Price            Expiration            for Option Term
                                                                                                        ---------------
    Name                       Granted        Year(1)(5)        $/Share(2)           Date              5%             10%
    ----                       -------        ----------        ----------           ----              --             ---
David J. Thompson (3)          80,000             32%             $4.0625         02/10/2009        $529,390       $959,685

Charles H. McCrea (4)          40,000             16%             $4.0625         02/10/2009        $264,695       $479,842

Donald W. Stevens (4)          40,000             16%             $4.0625         02/10/2009        $264,695       $479,842


(1)  Options granted under the Plan to all grantees totaled 249,900 in 1999.

(2) The exercise price is the fair market value of the Common Stock on the date of the grant.

(3)  Non-Qualified Option.

(4)  Incentive Options.

(5) In February, 2000 the Board granted to Messrs. Thompson, McCrea and Stevens non-qualified, ten-year options, exercisable 20% per year commencing January 1, 2001, to purchase, respectively, 80,000, 40,000 and 40,000 shares of Common Stock at an exercise price of $4.9375 per share. The options to these officers were granted in recognition of their exceptional work in successfully consummating the Company's divestiture of a 50% interest in Mikohn Australasia. Also, in February, 2000, in recognition of his performance in 1999, the Board granted Mr. Peyton a non-qualified, ten-year option, exercisable 20% per year commencing January 1, 2001 to purchase 10,000 shares of Common Stock at $5.125 per share.


                    REPORT OF THE COMPENSATION COMMITTEE ON
                   EXECUTIVE COMPENSATION AND STOCK OPTIONS

Introduction

     It is the responsibility of the Compensation Committee to establish and review the Company's executive compensation plans, programs and policies, to administer the Company's Stock Option Plan, to monitor the performance and compensation of executive officers and to make recommendations to the Board with respect to executive compensation. The Compensation Committee, established in January 1994, is comprised of Directors Todoroff, who is Chairman, and Campbell. Both are outside directors and neither has ever served as an officer or employee of the Company. The Compensation Committee held three formal meetings during 1999 and handled additional matters by unanimous written consent.

Compensation Policies

     The Compensation Committee has adopted certain principles and policies regarding compensation for executive officers and other key employees. The Company strives to offer competitive compensation opportunities for all employees based on each individual's contribution and performance. The Compensation Committee recognizes that a successful executive compensation policy must provide competitive levels of compensation that integrate pay with personal and Company performance, reward excellence, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified executives. The Compensation Committee believes that an executive compensation program should include three primary elements: annual base salary, annual incentive compensation and, particularly, in the case of executive officers who are not large stockholders, long-term incentive compensation.

Certain Agreements

     The compensation arrangements for each of the executive officers named in the Summary Compensation Table are subject to employment agreements. Mr. Thompson's original employment agreement was entered into prior to, and disclosed in connection with, the Company's initial public offering in November 1993, and antedated the creation of the Compensation Committee. Details of individual employment agreements between the Company and each of its named executive officers are set forth in the Proxy Statement under "EXECUTIVE COMPENSATION AND OTHER INFORMATION," sub-caption "Employment Agreements and Change in Control Arrangements".

     The principal role of the Compensation Committee in connection with discretionary incentive compensation payable to all executive officers under their respective employment agreements generally is to monitor performance and measure it against the terms of their agreements and the Company's performance. The Compensation Committee is satisfied that the Company's employment agreements with its executive officers provide them with base compensation that is not excessive plus ample incentive to achieve, to the Company's and their mutual benefit.

     The Compensation Committee has not established a policy with respect to qualifying compensation paid to the Company's executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, because there has been no need for such a policy and no immediate need is seen. The Company has advised the Compensation Committee that it believes all compensation payable under the existing employment agreements with executive officers will qualify for deduction under such Section.

                                                   Compensation Committee of the
                                                   Board of Directors

                                                   Douglas M. Todoroff, Chairman
                                                   John K. Campbell, Member


                          PERFORMANCE GRAPH AND TABLE

     The graph and table below provide a comparison of the Company's cumulative total stockholder return (which in the Company's case includes only the price of the Common Stock because the Company has paid no dividends) with (i) Standard & Poor's 500 Composite Stock Index and (ii) the industry manufacturing peer group used in the Company's 2000 Proxy Statement. The dates on which comparisons are made are December 30, 1999 through December 31, 1999, inclusive. The peer group includes companies that management selected because it believes they are comparable to the Company in the lines of business they are engaged in and because they include the Company's principal competitors, see * and **, below.

     This graph and table assume the investment of $100 on December 30, 1994 in
(i) the Company's Common Stock and (ii) collectively, the common stocks of the companies comprising the peer group, with reinvestment of any dividends. The comparisons in the graph and table are based on historical data covering the performance of the Company's Common Stock over the years shown. They are not intended to forecast, and management believes they are not indicative of, the future performance of the Company's Common Stock.

                     Comparison of Cumulative Total Return
                     of Company, S&P 500 and Peer Group**


                       [PERFORMANCE GRAPH APPEARS HERE]

** All returns reflect reinvestment of dividends

                                                                     Index at
                          12/31/94      12/31/95      12/31/96      12/31/97       12/31/98       12/31/99
                         ---------     ---------     ---------     ---------      ---------      ---------
Mikohn Gaming Corp.        $100           $ 45         $ 63          $ 85           $ 46           $ 61
S&P 500 Index               100            138          169           226            290            351
Old Peer Group  *           100             83          115           141            130            116
New Peer Group  **          100             87          122           150            139            123

  * Old Peer Group: The companies included in the peer group in addition to the Company are Acres Gaming Inc.; Alliance Gaming Corporation; Autotote Corporation; Casino Data Systems; GTECH Holdings Corp.; International Game Technology; Paul-Son Gaming Corp. and WMS Industries Inc.

  ** New Peer Group: The companies included in the peer group in addition to the Company are Acres Gaming Inc.; Alliance Gaming Corporation; Anchor Gaming; Autotote Corporation; Casino Data Systems; GTECH Holdings Corp.; International Game Technology; Paul-Son Gaming Corp.; Shuffle Master, Inc. and WMS Industries Inc.

                             CERTAIN TRANSACTIONS

  Transactions amongst the Company and its affiliates involving amounts of money in excess of $250,000, other than transactions entered into in the ordinary course of business on terms generally made available to third parties, are reviewed by the Board and passed upon by a majority of disinterested directors. There were no such transactions in 1999.

  The Company, with the approval of the Board of Directors, in 1997 made a loan to Mr. Thompson in the amount of $122,500. The loan is represented by a note in the identical amount maturing October 30, 2002, bearing interest at the rate of 6.37% payable at maturity and secured by a pledge of 20,000 shares of the Company's Common Stock. See also Note (2) to the Summary Compensation Table.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 13, 2000, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and
(iii) all named executive officers and directors of the Company as a group.

                                                                          Beneficial
                                                                         Ownership of
                                                                         Common Stock
                                                                         ------------
                  Name of Beneficial Owner (1)                      Number        Percent
                  ----------------------------                      ------        -------
David J. Thompson (2)                                             1,573,588        13.8%
Dennis A. Garcia (3)                                              1,624,773        14.2%
Bruce E. Peterson (4)                                             1,112,234         9.7%
Terrance W. Oliver (5)                                              688,684         6.0%
John K. Campbell (6)                                                 39,334         0.3%
James E. Meyer (7)                                                    2,000         0.0%
Douglas M. Todoroff (8)                                              60,334         0.5%
All directors and executive officers as a group (11 persons) (9)  5,435,389        47.6%

(1) The mailing address of each person named in this table is c/o Mikohn Gaming Corporation, 1045 Palms Airport Drive, P. O. Box 98686, Las Vegas, Nevada 89193-8686.

(2) Total includes 124,000 shares that Mr. Thompson has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options and 50,000 shares held in trusts for the benefit of Mr. Thompson's children and stepchildren. Mr. Thompson disclaims beneficial ownership of shares held in his children's trusts.

(3) Total includes 32,000 shares that Mr. Garcia has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(4) Total includes 29,734 shares that Mr. Peterson has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(5) Total includes 28,334 shares that Mr. Oliver has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options, 369,250 shares held of record by the Oliver Special Trust of which Mr. Oliver is sole trustee and beneficiary, and 291,100 shares held by the Oliver Charitable Remainder Unitrust, of which Mr. Oliver and his wife, Linda J. Oliver, are the only trustees.

(6) Total includes 34,334 shares that Mr. Campbell has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(7) Total reported are the 2,000 shares that Mr. Meyer has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(8) Total includes 37,334 shares that Mr. Todoroff has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(9) Includes 520,536 shares that the directors and four executive officers who are not directors have the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

                                 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1999, is being mailed contemporaneously with this Proxy Statement to stockholders of record at the close of business on March 13, 2000. The Company will provide a copy of its 1999 annual report to the Securities and Exchange Commission on Form 10-K upon receipt of a written request from any beneficial owner of the Company's securities and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company at 1045 Palms Airport Drive, P.O. Box 98686, Las Vegas, NV 89193-8686, Attention: General Counsel.


                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any eligible stockholder (as defined below) of the Company who wishes to have a proposal considered for inclusion in the Company's 2001 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before February 25, 2001. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals qualify for inclusion in the 2001 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least $1,000 in market value of securities entitled to be voted on the proposal at the 2001 Annual Meeting, who has held such securities for at least one year and who continues to own such securities through the date on which the 2001 Annual Meeting is held.


                            SOLICITATION OF PROXIES

     The cost of this solicitation is borne by the Company. Proxies may be solicited by mail, telephone, telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses incurred in forwarding proxy materials to their principals.


                                OTHER BUSINESS

     The Board does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote according to their discretion insofar as such proxies are not limited to the contrary.

                                              By Order of the Board of Directors

                                              /s/ Charles H. McCrea, Jr.

                                              Charles H. McCrea, Jr.
                                              Secretary

Las Vegas, Nevada
April 19, 2000

PROXY                      MIKOHN GAMING CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 9, 2000

  The undersigned constitutes and appoints DAVID J. THOMPSON, CHARLES H. McCREA, JR. and DONALD W. STEVENS Proxy, First Alternate Proxy and Second Alternate Proxy, respectively, to represent the undersigned and to vote all shares of Common Stock, $.10 par value, of Mikohn Gaming Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Pacific Daylight Time) on Tuesday, May 9, 2000, at the Monte Carlo Resort & Casino, 3770 Las Vegas Boulevard South, Las Vegas, Nevada, and at any adjournment or postponement thereof. If the Proxy is unable to act, the authority conferred hereby shall devolve on the First Alternate Proxy, and if he also is unable to act, on the Second Alternate Proxy. All proxies will be voted as instructed, but in the absence of instruction on any particular matter, FOR each of Items 1, 2, 3, 4 and 5 and in the discretion of the Proxy or acting Alternate Proxy as to Item 7.


  1. Election of Directors          [_] FOR the Board of Directors nominees who         [_] AGAINST all nominees listed below
                                        are listed below for election as directors

     Nominees: James E. Meyer and Douglas M. Todoroff.
     Instructions: To withhold authority to vote for any candidate, cross out that candidate's name above.
  2. Change Company's name to MIKOHN CORPORATION.
                                                                                        [_] FOR            [_] AGAINST
  3. Increase the authorized number of shares of Common Stock from 20 million to 100 million.
                                                                                        [_] FOR            [_] AGAINST
  4. Allocate an additional 500,000 shares of Common Stock to the Employee
     Stock Option Plan.
                                                                                        [_] FOR            [_] AGAINST
  5. Allocate an additional 150,000 shares of Common Stock to the Director
     Stock Option Plan.
                                                                                        [_] FOR            [_] AGAINST
  6. In the discretion of the proxy holder, with respect to any other matter that may properly come before the 2000 Annual Meeting and any adjournment or postponement thereof. (The Board of Directors is not aware of any other matter that may properly be considered at the meeting.)
                       [_] VOTE              [_] DO NOT VOTE



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MIKOHN GAMING CORPORATION.

  Please date and sign exactly as your name or names appear hereon. If there are more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

                                                 Dated:
                                                       ------------------------

                                                 ------------------------------
                                                           Signature



                                                 ------------------------------
                                                           Signature

           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.